News Release

Ryder Reports Third Quarter 2026 Results
Delivers strong results and raises 2026 outlook;
Strategic initiatives and improving freight market conditions driving momentum

Third Quarter 2026 Highlights

•GAAP EPS from continuing operations of $4.16, up 25% from prior year
•Comparable EPS (non-GAAP) from continuing operations of $4.33, up 21% from prior year, reflects higher earnings in Fleet Management Solutions (FMS) and share repurchases
•Total revenue of $3.4 billion, up 8% from prior year, due to higher revenue in all business segments
•Operating revenue (non-GAAP) of $2.8 billion, up 6% from prior year, reflecting contractual revenue growth in Supply Chain Solutions (SCS) and FMS

Full Year 2026 Forecast
•ROE (non-GAAP) raised to 18% - 19%
•Comparable EPS (non-GAAP) range raised to $14.85 - $15.05
•Operating revenue (non-GAAP) growth remains at 3%, primarily driven by SCS
•Net cash provided by operating activities from continuing operations remains at $2.6 billion and free cash flow (non-GAAP) unchanged at $700 million - $800 million

MIAMI, October 22, 2026 – Ryder System, Inc. (NYSE: R) reported results for the three months ended September 30 as follows:

	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
(In millions, except EPS)	2026	2025	2026	2025	2026	2025
Continuing operations (GAAP)	$226	190	$162	139	$4.16	3.33
Comparable (non-GAAP)	$234	200	$169	149	$4.33	3.57

Total and operating revenue for the three months ended September 30 were as follows:

	Total Revenue			Operating Revenue (non-GAAP)
(In millions)	2026	2025	Change	2026	2025	Change
Total	$3,433	3,171	8%	$2,759	2,611	6%
Fleet Management Solutions (FMS)	$1,616	1,465	10%	$1,344	1,282	5%
Supply Chain Solutions (SCS)	$1,504	1,380	9%	$1,126	1,034	9%
Dedicated Transportation Solutions (DTS)	$606	570	6%	$455	458	(1)%

CEO Comment

“Ryder delivered double-digit earnings growth in the third quarter, marking our eighth consecutive quarter of earnings-per-share growth,” says Ryder Chief Executive Officer John Diez. “Strong operating results reflected execution of strategic initiatives and improving performance in used vehicle sales and rental. We are on track to deliver ROE above 18% and over $70 million in benefits from strategic initiatives in 2026.

“All segments delivered earnings in line with long-term targets. In FMS, pre-tax earnings as a percent of operating revenue rose to 13.2%, reflecting our high-quality lease portfolio and early benefits from the freight market recovery. Operating revenue growth rates continued to improve, with SCS and FMS generating strong contractual growth.

“During the quarter, the business benefited from strengthening freight market conditions. Contractual sales activity remained strong across all three segments, with activity accelerating in lease and dedicated. Used vehicle sales results exceeded our expectations, driven by stronger-than-expected pricing and sales volumes.

“We remain well positioned to support our customers and their increasing needs for logistics and transportation services. Our market-leading solutions, strong customer relationships, and our transformed model will continue to drive long-term earnings growth.”

Third Quarter 2026 Segment Review

Fleet Management Solutions: Strong Earnings Growth Driven by Contractual Business Performance, Used Vehicle Sales, and Rental

(In millions)	3Q26	3Q25	Change
Total Revenue	$1,616	1,465	10%
Operating Revenue (1)	$1,344	1,282	5%

Earnings Before Tax (EBT)	$177	146	21%
EBT as a % of total revenue	10.9%	10.0%	90 bps
EBT as a % of operating revenue (1)	13.2%	11.4%	180 bps
	10.9%	9.5%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue and operating revenue increased 10% and 5%, respectively
◦Total revenue reflected higher fuel prices passed through to customers and higher operating revenue
◦Operating revenue reflects contractual revenue growth
•FMS EBT of $177 million
◦Strategic initiatives continue to benefit ChoiceLease performance
◦Used vehicle sales results reflect improving market conditions
◦Used truck and tractor pricing increased 5% and 19%, respectively, from prior year
◦Sequentially, used truck and tractor pricing increased 6% and 15%, respectively
◦Rental power-fleet utilization improved to 77% compared to 70% in the prior year, on a 12% smaller average fleet

Supply Chain Solutions: Earnings Growth Reflects Benefits from Strategic Initiatives

(In millions)	3Q26	3Q25	Change
Total Revenue	$1,504	1,380	9%
Operating Revenue (1)	$1,126	1,034	9%

Earnings Before Tax (EBT)	$91	86	7%
EBT as a % of total revenue	6.1%	6.2%	(10) bps
EBT as a % of operating revenue (1)	8.1%	8.3%	(20) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue and operating revenue increased 9%
◦Total revenue primarily reflects increased operating revenue
◦Operating revenue reflects new business and higher volumes and pricing, partially offset by lost business in automotive
•SCS EBT of $91 million
◦Earnings reflect benefits from the optimization of omnichannel retail network and higher operating revenue, partially offset by productivity of new business ramping up and lower automotive results

Dedicated Transportation Solutions: Earnings Reflect Lower Fleet Count Partially Offset by Execution of Strategic Initiatives

(In millions)	3Q26	3Q25	Change
Total Revenue	$606	570	6%
Operating Revenue (1)	$455	458	(1)%

Earnings Before Tax (EBT)	$34	36	(5)%
EBT as a % of total revenue	5.6%	6.3%	(70) bps
EBT as a % of operating revenue (1)	7.5%	7.8%	(30) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue increased 6% and operating revenue decreased 1%
◦Total revenue reflects higher fuel and subcontracted transportation costs passed through to customers, partially offset by lower operating revenue
◦Operating revenue reflects lower fleet count, partially offset by higher pricing
•DTS EBT of $34 million
◦Primarily reflects lower operating revenue and a prior year workers’ compensation insurance benefit, partially offset by cost savings from strategic initiatives

Corporate Financial Information

Income Taxes
Our effective tax rate on continuing operations and comparable effective tax rate on continuing operations were 28.1% and 27.7%, compared to 27.1% and 25.6%, respectively, in the prior year. The increase in tax rates reflects a prior year discrete stock-based compensation tax benefit.

Capital Expenditures, Cash Flow, and Leverage
Capital expenditures decreased to $1.4 billion in 2026 compared to $1.6 billion in 2025, primarily reflecting the timing of ChoiceLease fleet replacements. Full-year capital expenditures forecast remains unchanged at $2.4 billion, as higher second half 2026 rental investments are offset by lower lease spending reflecting the timing of lease sales activity.

Net cash provided by operating activities from continuing operations was $2.0 billion, compared to $1.8 billion in 2025, primarily reflecting lower working capital needs. Free cash flow (non-GAAP) of $992 million, compared to $496 million in 2025, primarily reflecting reduced cash capital expenditures and higher cash provided from operating activities.

Debt-to-equity as of September 30, 2026 was 242%, down from 250% as of December 31, 2025, slightly below the company's long-term target of 250% to 300%.

Outlook

“Continued earnings growth is driven by consistent execution of our strategic initiatives,” says Ryder Chief Financial Officer Cristina Gallo-Aquino. “We’re encouraged by the opportunities we see for profitable contractual growth and our ability to benefit from improving market conditions in used vehicle sales and rental. As a result, we are increasing our full-year investment in the rental fleet to $500 million, up $300 million from our prior forecast. This investment will position us to capture higher expected rental demand in 2027.”

Full Year 2026 Outlook
Total Revenue Growth	5%
Operating Revenue Growth (non-GAAP)	3%
FY26 GAAP EPS (includes ~$4.30 non-cash pension settlement charges)(1)	$9.75 - $9.95
FY26 Comparable EPS (non-GAAP)	$14.85 - $15.05

ROE (non-GAAP)	18% - 19%
Net Cash from Operating Activities from Continuing Operations	$2.6B
Free Cash Flow (non-GAAP)	$700M - $800M
Capital Expenditures	$2.4B
Debt-to-Equity	245%

Fourth Quarter 2026
4Q26 GAAP EPS (includes ~$4.30 non-cash pension settlement charges)(1)	$(0.15) - $0.05
4Q26 Comparable EPS (non-GAAP)	$4.25 - $4.45
————————————
(1) 4Q26 and full-year 2026 GAAP EPS forecasts include estimated non-cash pension settlement charges of $4.30 related to the transfer of our U.K. and Canadian defined benefit pension plan obligations to insurance companies. The pension settlement will have no impact to shareholders’ equity.

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding: our forecasts, guidance and outlook; market conditions, including macroeconomic uncertainty and geopolitical events; rental demand, utilization and pricing, rental fleet investment and expected fleet size; used vehicle sales volumes, pricing and inventory levels; the freight cycle, cycle timing and the pace and strength of any recovery; expected financial performance, including total revenue, operating revenue, EPS, comparable EPS, adjusted ROE, earnings before income tax, net cash provided by operating activities from continuing operations, free cash flow, capital expenditures and debt-to-equity; expectations regarding execution of our business model; the expected benefits of our strategic initiatives; customer demand, contractual sales activity, customer retention and new business opportunities; performance of our contractual businesses and contractual portfolio; fleet size and asset utilization; long-term growth opportunities and secular growth trends; capital deployment capacity and capital allocation priorities; the valuation and expected performance of acquired intangible assets; our ability to increase returns and create long-term value; our ability to return capital to shareholders, including through share repurchases and dividends; and our expectations regarding pension plan settlements, including the timing and completion of the anticipated U.K. pension plan settlement and the expected financial impact of the U.K. and Canadian pension plan settlements. Our forward-looking statements also include estimates regarding the impact of residual value assumptions on earnings and depreciation expense. These estimates are based, in part, on our current assessment of the residual values and useful lives of revenue-earning equipment informed by multi-year trends and our outlook for near- and long-term used vehicle market conditions. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to taxes or tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause such differences include: changes in and uncertainty regarding financial, economic and market conditions; geopolitical events; supply chain disruptions, labor challenges and vehicle production constraints; our ability to adapt to changing market conditions, including lower than expected contractual sales activity, customer retention, new business conversion, rental demand, utilization or pricing, demand for used vehicles, or our anticipated mix of retail versus wholesale used vehicle sales; failure to realize anticipated benefits of our strategic initiatives, pricing actions, sales and marketing efforts, new product offerings or acquisitions; our ability to retain profitable customer accounts and attract new business; higher than expected maintenance costs; impact of changing laws and regulations, such as taxes, tariffs, trade restrictions or trade agreements; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; workforce availability and labor costs; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; the adequacy of, and impact of changes in, accounting estimates, residual value estimates, assumptions and policies, including our depreciation policy; higher than expected reserves and accruals, particularly with respect to pension, taxes, insurance and revenue; adverse insurance claim developments; changes in fuel and alternative energy prices, currency exchange rates, inflation or interest rates; our ability to manage our cost structure; changes in the assumptions, timing or other circumstances relating to anticipated pension plan settlements; the inability of our information technology systems to provide timely and accurate access to data or of our information security program to safeguard our or our stakeholders' data; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess their impact on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations to the most comparable GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for October 22, 2026 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    800-715-9871
USA Toll Number:    +1 646-307-1963
Audio Passcode:        1538607 or Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Services revenue	$2,266	2,088	$6,560	6,290
Lease & related maintenance and rental revenue	1,013	976	2,936	2,887
Fuel services revenue	154	107	410	313
Total revenue	3,433	3,171	9,906	9,490

Cost of services	1,936	1,779	5,596	5,344
Cost of lease & related maintenance and rental	664	626	1,979	1,916
Cost of fuel services	148	101	392	299
Selling, general and administrative expenses	375	380	1,145	1,123
Non-operating pension costs, net	8	10	34	27
Used vehicle sales, net	(17)	(3)	(36)	(10)
Interest expense	96	102	290	304
Miscellaneous income and other, net	(3)	(14)	(23)	(21)
	3,207	2,981	9,377	8,982

Earnings from continuing operations before income taxes	226	190	529	508
Provision for income taxes	64	51	140	140
Earnings from continuing operations	162	139	389	368
Loss from discontinued operations, net of tax	—	(1)	(1)	(1)
Net earnings	$162	138	$388	367

Earnings per common share — Diluted
Continuing operations	$4.16	3.33	$9.88	8.75
Discontinued operations	(0.01)	(0.01)	(0.03)	(0.04)
Net earnings	$4.15	3.32	$9.86	8.70

Weighted average common shares outstanding — Diluted	38.8	41.6	39.1	42.1

Diluted EPS from continuing operations	$4.16	3.33	$9.88	8.75
Non-operating pension costs, net	0.17	0.17	0.69	0.52
Other, net	—	0.07	—	0.06
Comparable EPS from continuing operations (1)	$4.33	3.57	$10.57	9.33
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	September 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$198	198
Other current assets	2,402	2,275
Revenue earning equipment, net	8,565	8,898
Operating property and equipment, net	1,305	1,268
Other assets	3,700	3,748
	$16,170	16,387

Liabilities and shareholders' equity:
Current liabilities	$2,214	1,959
Total debt (including current portion)	7,205	7,645
Other non-current liabilities (including deferred income taxes)	3,774	3,731
Shareholders' equity	2,977	3,052
	$16,170	16,387

SELECTED KEY RATIOS AND METRICS

	September 30, 2026	December 31, 2025
Debt to equity	242%	250%

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2026	2025	2026	2025
Comparable EBITDA (1)	$749	742	$2,147	2,142
Effective interest rate	5.2%	5.2%	5.2%	5.2%

	Nine months ended September 30,
(In millions)	2026	2025
Net cash provided by operating activities from continuing operations	$1,985	1,845
Free cash flow (1)	992	496
Capital expenditures paid	1,375	1,730
Gross capital expenditures	1,448	1,605

	Twelve months ended September 30,
	2026	2025
Adjusted ROE (2)	18%	17%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average shareholders’ equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2026	2025	Change	2026	2025	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$913	875	4%	$2,676	2,613	2%
Commercial rental	244	242	1%	684	700	(2)%
SelectCare and other	187	165	14%	551	517	7%
Fuel services revenue	272	183	48%	725	549	32%
Fleet Management Solutions	1,616	1,465	10%	4,636	4,379	6%
Supply Chain Solutions	1,504	1,380	9%	4,337	4,077	6%
Dedicated Transportation Solutions	606	570	6%	1,758	1,778	(1)%
Eliminations	(293)	(244)	20%	(825)	(744)	11%
Total revenue	$3,433	3,171	8%	$9,906	9,490	4%

Operating Revenue: (1)
Fleet Management Solutions	$1,344	1,282	5%	$3,911	3,830	2%
Supply Chain Solutions	1,126	1,034	9%	3,251	3,054	6%
Dedicated Transportation Solutions	455	458	(1)%	1,348	1,388	(3)%
Eliminations	(166)	(163)	2%	(492)	(494)	—%
Operating revenue	$2,759	2,611	6%	$8,018	7,778	3%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$177	146	21%	$426	366	17%
Supply Chain Solutions	91	86	7%	255	271	(6)%
Dedicated Transportation Solutions	34	36	(5)%	93	100	(7)%
Eliminations	(34)	(33)	6%	(100)	(100)	—%
	268	235	14%	674	637	6%
Unallocated Central Support Services	(20)	(21)	(6)%	(61)	(63)	(3)%
Intangible amortization expense	(14)	(14)	(1)%	(50)	(39)	28%
Non-operating pension costs, net	(8)	(10)	NM	(34)	(27)	NM
Earnings from continuing operations before income taxes	226	190	19%	529	508	4%
Provision for income taxes	64	51	23%	140	140	1%
Earnings from continuing operations	$162	139	17%	$389	368	5%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2026	2025	Change	2026	2025	Change
Fleet Management Solutions
FMS total revenue	$1,616	1,465	10%	$4,636	4,379	6%
Fuel services revenue	(272)	(183)	48%	(725)	(549)	32%
FMS operating revenue (1)	$1,344	1,282	5%	$3,911	3,830	2%

Segment earnings before income taxes	$177	146	21%	$426	366	17%
FMS earnings before income taxes as % of FMS total revenue	10.9%	10.0%		9.2%	8.3%
FMS earnings before income taxes as % of FMS operating revenue (1)	13.2%	11.4%		10.9%	9.5%

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2026	2025	Change	2026	2025	Change
Supply Chain Solutions
SCS total revenue	$1,504	1,380	9%	$4,337	4,077	6%
Subcontracted transportation	(323)	(309)	5%	(934)	(909)	3%
Fuel	(55)	(37)	49%	(152)	(114)	33%
SCS operating revenue (1)	$1,126	1,034	9%	$3,251	3,054	6%

Segment earnings before income taxes	$91	86	7%	$255	271	(6)%
SCS earnings before income taxes as % of SCS total revenue	6.1%	6.2%		5.9%	6.7%
SCS earnings before income taxes as % of SCS operating revenue (1)	8.1%	8.3%		7.9%	8.9%

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2026	2025	Change	2026	2025	Change
Dedicated Transportation Solutions
DTS total revenue	$606	570	6%	$1,758	1,778	(1)%
Subcontracted transportation	(65)	(54)	20%	(178)	(213)	(16)%
Fuel	(86)	(58)	48%	(232)	(177)	31%
DTS operating revenue (1)	$455	458	(1)%	$1,348	1,388	(3)%

Segment earnings before income taxes	$34	36	(5)%	$93	100	(7)%
DTS earnings before income taxes as % of DTS total revenue	5.6%	6.3%		5.3%	5.6%
DTS earnings before income taxes as % of DTS operating revenue (1)	7.5%	7.8%		6.9%	7.2%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended September 30,		Nine months ended September 30,		2026/2025
	2026	2025	2026	2025	Three Months	Nine Months
ChoiceLease
Average fleet count	140,000	142,400	140,900	143,500	(2)%	(2)%
End of period fleet count	139,800	142,300	139,800	142,300	(2)%	(2)%
Average active fleet count (1)	131,100	133,200	131,100	134,300	(2)%	(2)%
End of period active fleet count (1)	131,300	132,900	131,300	132,900	(1)%	(1)%

Commercial rental
Average fleet count	29,400	33,300	29,700	34,200	(12)%	(13)%
End of period fleet count	29,800	32,700	29,800	32,700	(9)%	(9)%
Rental utilization - power units (2)	77%	70%	73%	69%	700 bps	400 bps
Rental rate change - % (3)	4%	5%	3%	4%

Customer vehicles under SelectCare contracts
Average fleet count	44,300	43,600	44,200	43,000	2%	3%
End of period fleet count	43,800	43,800	43,800	43,800	—%	—%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,100	13,300	13,100	13,300	(2)%	(2)%
End of period power vehicles (4)	4,000	3,900	4,000	3,900	3%	3%

Customer vehicles under DTS contracts
End of period fleet count (4)	16,800	18,200	16,800	18,200	(8)%	(8)%
End of period power vehicles (4)	6,900	7,000	6,900	7,000	(1)%	(1)%

Used vehicle sales (UVS)
End of period fleet count	7,300	8,500	7,300	8,500	(14)%	(14)%
Used vehicles sold	5,100	4,900	14,900	16,200	4%	(8)%
UVS pricing change (5)
Tractors	19%	(6)%	10%	(14)%
Trucks	5%	(15)%	3%	(17)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental, and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, carrier rate fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) other items impacting comparability (in each of (1) and (2), as defined in comparable earnings measures immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment, and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended September 30,		Nine months ended September 30,
(In millions)	2026	2025	2026	2025
Total revenue	$3,433	3,171	$9,906	9,490
Subcontracted transportation revenue	(379)	(358)	(1,096)	(1,110)
Fuel	(295)	(202)	(792)	(602)
Operating revenue (1)	$2,759	2,611	$8,018	7,778

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Nine months ended September 30,
(In millions)	2026	2025
Net cash provided by operating activities from continuing operations	$1,985	1,845
Proceeds from sales (primarily revenue earning equipment) (2)	382	380
Other (2)	—	1
Total cash generated (1)	2,367	2,226
Purchases of property and revenue earning equipment (2)	(1,375)	(1,730)
Free cash flow (1)	$992	496

COMPARABLE EARNINGS RECONCILIATION
	Three months ended September 30,		Nine months ended September 30,
(In millions)	2026	2025	2026	2025
Earnings from continuing operations	$162	139	$389	368
Non-operating pension costs, net	7	7	27	22
Other, net (3)	—	3	—	3
Comparable earnings from continuing operations (1) (4)	$169	149	$416	393

Effective tax rate on continuing operations	28.1%	27.1%	26.6%	27.5%
Tax adjustments and income tax effects of non-GAAP adjustments (1) (4)	(0.4)%	(1.5)%	(0.4)%	(1.0)%
Comparable tax rate on continuing operations (1) (4)	27.7%	25.6%	26.2%	26.5%
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) Other, net includes the income tax effects of other items impacting comparability and non-recurring income tax adjustments.
(4) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended September 30,
(Dollars in millions)	2026	2025
Net earnings	$520	502
Other items impacting comparability, net	9	7
Tax impact (1)	(2)	(1)
Adjusted net earnings	$527	508

Average shareholders' equity	$2,972	3,070
Average adjustments to shareholders' equity (1)	3	3
Adjusted average shareholders' equity	$2,975	3,073

Adjusted return on equity (2)	18%	17%
————————————
(1) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(2) Adjusted return on equity is calculated by dividing Adjusted net earnings by Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2026	2025	2026	2025
Net earnings	$162	138	$388	367
Loss from discontinued operations, net of tax	—	1	1	1
Provision for income taxes	64	51	140	140
EBT	226	190	529	508
Non-operating pension costs, net	8	10	34	27
Comparable EBT (1)	234	200	563	535
Interest expense	96	102	290	304
Depreciation	422	429	1,280	1,274
Used vehicle sales, net	(17)	(3)	(36)	(10)
Intangible amortization	14	14	50	39
Comparable EBITDA (1)	$749	742	$2,147	2,142
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations and Comparable EBITDA is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
(In millions)	2026	2025	Change
Total revenue	$13,300	12,665	5%
Subcontracted transportation revenue	(1,600)	(1,473)	9%
Fuel	(1,000)	(786)	27%
Operating revenue (1)	$10,700	10,406	3%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Fourth Quarter 2026	Full Year 2026
EPS from continuing operations	$(0.15) - $0.05	$9.75 - $9.95
Non-operating pension costs	0.10	0.80
Pension settlements expense	4.30	4.30
Other, net	—	—
Comparable EPS from continuing operations forecast (1)	$4.25 - $4.45	$14.85 - $15.05

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2026 Forecast
Net cash provided by operating activities from continuing operations	$2,600
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,100

Purchases of property and revenue earning equipment (2)	(2,300)
Free cash flow (1)	$800
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(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

ryder-financial